BY-LAWS
                                       OF
                             YTB INTERNATIONAL, INC.


(Formerly, in reverse order, REZconnnect Technologies, Inc., Etravenet.com, Inc.
                              and Playorena, Inc.)

                                 A R T I C L E I

                                 The Corporation
                                 ---------------

         Section 1. Name. The legal name of the corporation (hereinafter called the "Corporation") is YTB International, Inc.

         Section 2. Offices. The Corporation shall have its offices at such places within and without the United States as the Board of Directors may from time to time appoint or the business of the Corporation may require.

         Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". One or more duplicate dies for impressing such seal may be kept and used.

                                A R T I C L E II

                            Meetings of Shareholders
                            ------------------------

         Section 1. Place of Meetings. All meetings of the shareholders shall be held at such place, within or without the State of New Jersey, as is fixed in the notice of the meeting.

         Section 2. Annual Meeting. An annual meeting of the shareholders for the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Monday of June in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o'clock A.M., New Jersey time, or at such other time as is fixed in the notice of the meeting. If for any reason any annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice, as herein provided, or the business thereof may be transacted as any special meeting called for the purpose.

         Section 3. Special Meetings. Special meetings of shareholders may be called by the Board of Directors and shall be called by the Chief Executive Officer or the Secretary upon written request of any Directors. A special meeting of the shareholders shall be called by the Chief Executive Officer or whenever the holders of one-third (1/3) of the number of shares of the capital stock of the Corporation entitled to vote at such meeting shall, in writing, request the same.

         Section 4. Notice of Meetings. Notice of the time and place of the annual and of each special meeting of the shareholders shall be given to each of the shareholders entitled to vote at such meeting by mailing the same in postage prepaid wrapper addressed to each such shareholder at his address as it appears on the books of the Corporation, or by delivering the same personally to any such shareholder in lieu of such mailing, at east ten (10) and not more than fifty (50) days prior to each meeting. Meetings may be held without notice if all of the shareholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such shareholders not present in person or by proxy, before or after the meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty (30) days hence, or to another place, and if an announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment fix a new record date for the adjourned meeting. Notice of the annual and each special meeting of the shareholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting, and shall state the name and capacity of each such person. Notice of each special meeting shall also state the purpose or purposes for which it has been called. Neither the business to be transacted at nor the purpose of the annual or any special meeting of the shareholders need be specified in any written waiver of notice.

         Section 5. Record Date for Shareholders. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) days nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. Proxy Representation. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by his attorney-in-fact. No proxy shall be voted or acted upon after eleven months from its date unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in Section 215 of the Delaware General Corporation Law.

         Section 7. Voting at Shareholders' Meetings. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Delaware General Corporation Law prescribes a different percentage of votes or a different exercise of voting power. In the election of directors, and for any other action, voting need not be by ballot.

         Section 8. Quorum of Stockholders. No action shall be taken at any meeting of shareholders of the Corporation unless a majority of the shares beneficially owned by the Brent Group and the Tomer Group (as such terms are defined in the Stockholder's Agreement dated December 8, 2004 by and among the Corporation and certain shareholders of the Corporation) are represented at the meeting, in person or by proxy. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

         Section 9. List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare, make and certify, at least ten
(10) days before every meeting of shareholders, a complete list of the shareholders, as of the record date fixed for such meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held. The last shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

         Section 10. Inspectors of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, and at the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On the request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall include a statement of and of the vote as certified by them.

         Section 11. Action of the Shareholders Without Meetings. Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of the shareholders.

                                A R T I C L E III

                                    Directors
                                    ---------

         Section 1. Number of Directors. The number of directors which shall constitute the entire Board of Directors shall initially be set at six (6) consisting of three (3) members from the Tomer Group and three (3) members from the Brent Group. Approximately sixty (60) days after the adoption of these by-laws, the number of Directors shall be increased to nine (9) consisting of one member who is the Tomer Group Independent Director (as defined in the Stockholders' Agreement), one member who is a Brent Group Independent Director (as defined in the Stockholders' Agreement) and one member who is the Outside Independent Director (as defined in the Stockholders' Agreement). In the event that all of the outstanding shares of the stock of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three by not less than the number of shareholders.

         Section 2. Election and Term of Directors. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each Director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal. Nominees for directors shall be made in accordance with the Stockholders' Agreement.

         Section 3. Newly Created Directorships and Vacancies. Newly created directorships shall only be made pursuant to the provisions of Section 1.3 of the Stockholders' Agreement. At any time a vacancy exists on the Board of Directors, the remaining directors (if any) representing either the Tomer Group or the Brent Group depending upon which group's Board seat is vacant, shall have the right to designate and elect the person to fill such vacancy. If no directors representing that group remain as a result of such vacancy, that group shall have the right to designate the person to fill such vacancy. To the extent required by law, (i) all directors on the Board and (ii) the shareholders, shall vote in favor of electing such nominee to fill the vacancy. A director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor, unless removed pursuant to Sections 4 and 5 of this Article III.

         Section 4. Removal of Directors. The Tomer Group and/or the Tomer Group Directors shall at all times have the right to recommend the removal, with or without cause, of the Tomer Group Director; and the Brent Group and the Brent Group Directors shall have the right to recommend the removal, with or without cause, of any Brent Group Director. If the removal of any director is recommended as provided in the immediately preceding sentence, then the Tomer Group and the Brent Group (the "Controlling Shareholders") shall immediately cause a special meeting of Shareholders to be held, or shall act by written consent without a meeting, for the purpose of removing such director in accordance with the Stockholders' Agreement. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

         Section 5. Resignation. A Director may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified by the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

         Section 6. Quorum. No action shall be taken at any meeting of the Board of Directors of the Corporation, except for the adjournment of such meeting, unless at least two Tomer Group Directors; two Brent Group Directors and, once the Independent Directors have been identified and elected, at least one (1) Independent Director shall be present. For purposes of a quorum, any Director may be present at any meeting in person, by means of telephone or similar communications equipment by means of which each person participating in the meeting can hear and speak to each other or, to the extent permitted under applicable law, by proxy or by nominee director.

         Section 7.        Actions of the Board.

                  (a) Unless the Stockholders' Agreement provides for a different approval mechanism, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. Each Director present shall have one vote regardless of the number of shares, if any, which he may hold.

                  (b) Whenever any action is required or permitted to be taken by the Board or any committee thereof, such action may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. Meetings may also be held by conference telephone.

         Section 8. Regular and Special Meetings of the Board. The Board of Directors may hold its meetings, whether regular or special, either within or without the State of New Jersey. The newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the entire Board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all directors. Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board. Whenever the time or place of regular meetings of the Board shall have been determined by resolution of the Board, no regular meetings shall be held pursuant to any resolution of the Board altering or modifying its previous resolution relating to the time or place of the holding of regular meetings, without first giving notice to each director, in the manner provided below with respect to special meetings of the Board of Directors, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board may thereafter be held without notice. Special meetings of the Board may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary upon the written request of any six (6) directors. Notice of each special meeting of the Board shall be (i) delivered by hand or by Federal Express or similar air or ground courier service, addressed to each director at his last-known residence or place of business, or sent by telegraph, telegram, telecopy, facsimile or similar means to his last-known residence or place of business, at least one day before the meeting, or (ii) mailed to him to his last-known residence or place of business, at least three days before the meeting. Meetings of the Board of Directors, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of and consent to the holding of such meeting, which waiver and consent may be given after the holding of such meeting. All or any of the directors may waive notice of any meeting and the presence of a director at any meeting of the Board shall be deemed a waiver of notice thereof by him. A notice, or waiver of notice, need not specify the purpose or purposes of any regular or special meeting of the Board. Without limiting in any way the other provisions of this
Section 8, meetings of the Board of Directors shall be held at least four times during each fiscal year of the Corporation.

         Section 9. Telephonic Meetings. Any member of members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

         Section 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be consent thereto in writing, and the writing or writings are filled with the minutes of proceeding of the Board or committee.

         Section 11. Compensation of Directors. By resolution of the board of Directors, the Directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated by the Board and may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore; provided, however, that directors who are also salaried officers shall not receive fees or salaries as directors.

                                A R T I C L E IV

                                   Committees
                                   ----------

         Section 1. Committees of the Board. The Board shall appoint such committees, including an audit committee and a compensation committee, as shall be permissible under Sections 121 and 122 of the General Corporation Law of Delaware and the rules (the "Exchange Rules") of any national securities exchange or interdealer quotation system on which the Corporation's Stock is listed or traded. Unless Exchange rules shall otherwise require and, subject to the formation and composition of the Subsidiary Committees (as defined in Section 2 below), at least half of the members of any such committee shall be comprised of Tomer Group Directors, provided, that if the Board creates an executive committee, at least one member of such committee must be a Brent Group Director.

         Section 2. Subsidiary Voting Committees. Notwithstanding any other provision set forth herein, the Board of Directors shall establish the following committees of the Board of Directors ("Subsidiary Committees") which shall have the authority to vote all of the respective subsidiary's shares of common stock held by the Corporation:

------------------------------------ -------------------------------------------
Name of Entity                       Type of Director
--------------                       ----------------
------------------------------------ -------------------------------------------
YourTravelBiz.com, Inc.              Tomer Group Director (as defined below)
------------------------------------ -------------------------------------------
                                     Tomer Group Director
------------------------------------ -------------------------------------------
                                     Tomer Group Director
------------------------------------ -------------------------------------------
                                     Director Selected by majority of the Board
------------------------------------ -------------------------------------------
                                     Director Selected by majority of the Board
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
RezConnect Technology, Inc.          Brent Group Director (as defined below)
------------------------------------ -------------------------------------------
                                     Brent Group Director
------------------------------------ -------------------------------------------
                                     Brent Group Director
------------------------------------ -------------------------------------------
                                     Director Selected by majority of the Board
------------------------------------ -------------------------------------------
                                     Director Selected by majority of the Board
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
YTB Travel Network, Inc.             Brent Group Director
------------------------------------ -------------------------------------------
                                     Brent Group Director
------------------------------------ -------------------------------------------
                                     Tomer Group Director
------------------------------------ -------------------------------------------
                                     Tomer Group Director
------------------------------------ -------------------------------------------
                                     Outside Independent Director
------------------------------------ -------------------------------------------

The provisions of this Section 3 of Article IV shall not be amended or modified in any manner by the Board of Directors without the prior unanimous consent of the entire Board of Directors of the Corporation.

                                 A R T I C L E V

                                    Officers
                                    --------

         Section 1. Designation, Term and Vacancies. The officers of the Corporation shall be a Chairman of the Board of Directors, Chief Executive Officer, President, one or more Vice-Presidents (which may include one or more

Senior and/or Executive Vice Presidents), a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time deem necessary. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board. The same person may hold any two or more offices, except that the offices of Chief Executive officer and/or president President and Secretary may not be held by the same person unless all the issued and outstanding stock of the Corporation is owned by one person, in which instance such person may hold all or any combination of offices.

         The initial officers of the Corporation shall be appointed by the initial Board of Directors, each to hold office until the meeting of the Board of Directors following the first annual meeting of shareholders and until his successor has been appointed and qualified. Thereafter, the officers of the Corporation shall be appointed by the Board as soon as practicable after the election of the Board at the annual meeting of shareholders, and each officer so appointed shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been appointed and qualified. Any officer may be removed at any time, with or without cause, by the affirmative vote therefore of a majority of the entire Board of Directors. All other agents and employees of the Corporation shall hold office during the pleasure of the Board of Directors. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and at all meetings of the Board of Directors at which he may be present. He may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation's business requires. He shall have the usual powers and duties vested in the chief executive officer of a corporation. He shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees except those selected by the Board of Directors, and make new appointments to fill vacancies. He may delegate any of his powers to the Chief Executive Officer, President or Vice-President of the Corporation.

         Section 3. Chief Executive Officer. Subject to the direction of the Board of Directors and the Chairman of the Board of Directors, the Chief Executive Officer shall be the chief operating officer of the Corporation, and shall have general charge of the day-to-day affairs of the Corporation. He may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation's business requires. He shall have the usual powers and duties vested in the Chief Executive Officer of a corporation. Subject to the direction of the Chairman of the Board of Directors, he shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees except those selected by the Board of Directors, and make new appointments to fill vacancies. He may delegate any of his powers to a Vice-President of the Corporation.

         Section 4. President. Subject to the direction of the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer, the President shall have the usual powers and duties vested in the President of a corporation. The President shall have such of the Chief Executive Officer's powers and duties as the Chief Executive Officer may from time to time delegate to him, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. During the absence or incapacity of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and be subject to all the responsibilities of the office of the Chief Executive Officer. He may delegate any of his powers to a Vice-President of the Corporation.

         Section 5. Vice President. A Vice-President shall have such of the Chief Executive Officer's or President's powers and duties as he or they may from time to time delegate to him, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. During the absence or incapacity of the Chief Executive Officer and President, the Vice-President, or, if there be more than one, the Vice- President having the greater seniority in office, shall perform the duties of the Chief Executive Officer and President, and when so acting shall have all the powers and be subject to all the responsibilities of such offices..

         Section 6. Treasurer. The Treasurer shall have custody of such funds and securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors. Whenever necessary or proper, he shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories, approved by the Board of Directors as the Board of Directors or Chief Executive Officer may designate. He may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he shall render a statement of his cash accounts and such other statements respecting the affairs of the Corporation as may be required. He shall keep proper and accurate books of account. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board.

         In addition, all payments or other monetary distributions to be made on behalf of the Corporation in an aggregate amount greater than $10,000 shall require the prior approval of the Treasurer.

         Section 7. Secretary. The Secretary shall have custody of the seal of the Corporation and when required by the Board of Directors, or when any instrument shall have been signed by the Chief Executive Officer duly authorized to sign the same, or when necessary to attest any proceeding of the shareholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his signature, provided that the seal may be affixed by the Chief Executive Officer, President or Vice-President or other officer of the

Corporation to any document executed by either of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. He shall attend to the giving and serving of notices of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

         Section 8. Delegation. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may temporarily delegate the powers or duties, or any of them, of such officer to any other officer or to any director.

                                A R T I C L E VI

                                      Stock
                                      -----

         Section 1. Certificates Representing Shares. All certificates representing shares of the capital stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation, these By-Laws or the laws of Delaware and shall set forth thereon the statements prescribed by Sections 151-166 of the General Corporation Law. Such shares shall be approved by the Board of Directors, and shall be signed by the Chief Executive Officer, President or Vice-President and by the Secretary or the Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, his residence, with the number of such shares and the date of issue, shall be entered on the Corporation's books. All certificates surrendered shall be canceled and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and canceled, except as provided for herein.

         In case  any  officer  or  officers  who  shall  have  signed  or whose facsimile signature or signatures shall have been affixed to any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers of the Corporation.

         Any restriction on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         Section 2. Fractional Share Interests. The Corporation may, but shall not be required to, issue certificates for fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or beared form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless other wise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         Section 3. Addresses of Shareholders. Every shareholder shall furnish the Corporation with an address to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof notices may be addressed to him at his last known post office address.

         Section  4.  Stolen,  Lost or  Destroyed  Certificates.  The  Board  of
Directors may in its sole discretion direct that a new certificate or certificates of stock be issued in place of any certificate or certificates of stock theretofore issued by the Corporation, alleged to have been stolen, lost or destroyed, and the Board of Directors when authorizing the issuance of such new certificate or certificates, may, in its discretion, and as a condition precedent thereto, require the owner of such stolen, lost or destroyed certificate or certificates or his legal representatives to give to the Corporation and to such register or registrars and/or transfer agent, or transfer agents as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as the Corporation may direct not exceeding double the value of the stock represented by the certificate alleged to have been stolen, lost or destroyed, as indemnity against any claim that may be made against them or any of them for or in respect of the shares of stock represented by the certificate alleged to have been stolen, lost or destroyed.

         Section 5. Transfers of Shares. Upon compliance with all provisions restricting the transferability of shares, if any, transfers of stock shall be made only upon the books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, upon the surrender and cancellation of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon. The Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of stock of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made all certificates of stock of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars of transfers, and shall not be valid unless so countersigned.

                                A R T I C L E VII

                              Dividends and Finance
                              ---------------------

         Section 1. Dividends. The Board of Directors shall have power to fix and determine and to vary, from time to time, the amount of the working capital of the Corporation before declaring any dividends among its shareholders, and to direct and determine the use and disposition of any net profits or surplus, and to determine the date or dates for the declaration and payment of dividends and to determine the amount of any dividend, and the amount of any reserves necessary in their judgment before declaring any dividends among its shareholders, and to determine the amount of the net profits of the Corporation from time to time available for dividends.

         Section 2. Fiscal Year. The fiscal year of the Corporation shall end on the last day of November in each year and shall begin on the next succeeding day, or shall be for such other period as the Board of Directors may form time to time designate with the consent of the Department of Taxation and Finance, where applicable.

                               A R T I C L E VIII

                            Miscellaneous Provisions
                            ------------------------

         Section 1. Stock of Other Corporations. The Board of Directors shall have the right to authorize any director, officer or other person on behalf of the Corporation to attend, act and vote at meetings of the shareholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefore; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the Chief Executive Officer in person or by proxy appointed by him on behalf of the Corporation.

         Any stocks or securities owned by this Corporation may, if so determined by the Board of Directors, be registered either in the name of the Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors.

         Section  2.  Books  and  Records.   Subject  to  the  Delaware  General
Corporation Law, the Corporation may keep its books and accounts outside the State of New Jersey.

         Section 3. Notices. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing.

         Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         Section 4. Amendments. Except as otherwise provided by law, these By-Laws may only be altered, amended or repealed in accordance with the provisions of the Stockholders' Agreement.


                                                     YTB INTERNATIONAL, INC.


                                                     By:/s/ Michael Y. Brent
                                                        ------------------------
                                                        Michael Y. Brent, CEO